    As filed with the Securities and Exchange Commission on August 7, 1996

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            -----------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                        LIVING CENTERS OF AMERICA, INC.
             (Exact name of Registrant as specified in its charter)

          Delaware                                              74-2012902
(State or other jurisdiction                                 (I.R.S. Employer
      of incorporation)                                     Identification No.)


                         15415 Katy Freeway, Suite 800
                              Houston, Texas 77094
                                 (713) 578-4700
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)


                        LIVING CENTERS OF AMERICA, INC.
                             1992 STOCK OPTION PLAN
                            (Full Title of the Plan)

                            -----------------------

                              Susan Thomas Whittle
                 Vice President, General Counsel and Secretary
                         15415 Katy Freeway, Suite 800
                              Houston, Texas 77094
                                 (713) 578-4700
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            -----------------------

                                with a copy to:

                               Jeff C. Dodd, Esq.
                     Mayor, Day, Caldwell & Keeton, L.L.P.
                           700 Louisiana, Suite 1900
                           Houston, Texas  77002-2778
                                 (713) 225-7000

                            -----------------------

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
  Title of Each Class               Amount              Proposed Maximum        Proposed Maximum             Amount
  of Securities to be                to be               Offering Price             Aggregate                  of
       Registered                Registered(1)           per Share (1)          Offering Price(1)       Registration Fee
- -------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
     $0.01 per share            600,000 shares             $24.50                  $14,700,000             $5,069
=========================================================================================================================


(1) Estimated pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for purposes of computing the registration fee and based upon the average of the high and low sales prices reported on the New York Stock Exchange Composite tape on July 31, 1996.

         Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates herein by reference the contents of Registration Statement No. 33-89320; provided, however, that certain items of Part II of such earlier registration statement are hereby amended and restated in their entirety below to include information required herein that was not contained in such earlier registration statement.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which the registrant, Living Centers of America, Inc. (the "Company"), has filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 2-44726), are incorporated herein by reference and shall be deemed to be a part hereof:

                 (1) The Company's Annual Report on Form 10-K for the year ended September 30, 1995, as amended on Form 10-K/A filed with the Commission on February 5, 1996;

                 (2) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995;

                 (3) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

                 (4) The Company's Current Report on Form 8-K/A, Amendment No. 1, dated June 23, 1995 and filed with the Commission on October 25, 1995;

                 (5) The Company's Current Report on Form 8-K/A, Amendment No. 2, dated July 31, 1995 and filed with the Commission on October 25, 1995;

                 (6) The description of the Company's common stock, par value $0.01 per share (the "Common Stock") contained in the Company's Registration Statement on Form 8-A dated December 23, 1991; and

                 (7) The description of the preferred stock purchase rights associated with the Common Stock contained in the Company's Registration Statement on Form 8-A dated November 22, 1994.

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents which are incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Susan Thomas Whittle, Vice President, General Counsel and Secretary, at the Company's principal executive offices located at 15415 Katy Freeway, Suite 800, Houston, Texas 77094.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters in connection with Common Stock offer pursuant to the 1992 Stock Option Plan, as amended (the "Plan"), are being passed upon for the Company by Susan Thomas Whittle, General Counsel of the Company. Ms. Whittle, who is also Vice President and Secretary of the Company, beneficially owned, as of June 30, 1996, 9,631 shares of Common Stock, including 8,631 shares that could be acquired within 60 days upon the exercise of stock options.

ITEM 8.   EXHIBITS.

     EXHIBIT NO.
     -----------

         4.1 Restated Certificate of Incorporation of Living Centers of America, Inc., as amended.

        *4.2      By-laws  of Living Centers of  America, Inc. (filed as
                  Exhibit 3.2 to the Company's Registration Statement on Form S-1, Registration No. 33-44726, and incorporated herein by reference).

        *4.3 Certificate of Designations of Series A Junior Participating Preferred Stock of Living Centers of America, Inc. (filed as Exhibit 4.1 to the Company's Form 10-Q for the quarter ended December 31, 1994, Commission File Number 33-44726, and incorporated herein by reference).

        *4.4 Rights Agreement dated as of November 17, 1994 between Living Centers of America, Inc. and Chemical Bank, as Rights Agent, specifying the terms of the rights to purchase the Company's Series A Preferred Stock, and as exhibits thereto (filed as Exhibit 1 to the Company's Registration Statement on Form 8-K dated November 17, 1994 and incorporated herein by reference).

         5        Opinion of Susan Thomas Whittle, General Counsel of the
                  Company.

        10.1 Living Centers of America, Inc. 1992 Stock Option Plan, as amended and restated.

        23.1      Consent of Ernst & Young LLP.

        23.2      Consent of Susan Thomas Whittle (included in Exhibit 5).

        24.1      Power of Attorney of Edward L. Kuntz.

        24.2      Power of Attorney of Leroy D. Williams.

        24.3      Power of Attorney of Roger J. Bulger.

        24.4      Power of Attorney of Eddy J. Rogers, Jr.

        24.5      Power of Attorney of Roger H. Hurlbut.

        24.6      Power of Attorney of Donald C. Beaver.
- ---------------
*        Incorporated by reference as indicated.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 7, 1996.

                                        LIVING CENTERS OF AMERICA, INC.

                                        By: /s/ SUSAN THOMAS WHITTLE
                                            ----------------------------------
                                            Susan Thomas Whittle
                                            Vice President, General Counsel
                                            and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           Name and Signature                                Title                             Date
           ------------------                                -----                             ----
                   *
- -----------------------------------      Chairman, Chief Executive Officer,                August 7, 1996
            Edward L. Kuntz              and Director (Principal Executive
                                         Officer)

                   *
- -----------------------------------      President, Chief Operating Officer,               August 7, 1996
           Leroy D. Williams             and Director (Principal Financial
                                         Officer)

                   *
- -----------------------------------      Director
      Roger J. Bulger, M.D., FACP                                                          August 7, 1996

                   *
- -----------------------------------      Director                                          August 7, 1996
          Eddy J. Rogers, Jr.


                   *
- -----------------------------------      Director                                          August 7, 1996
            Roger H. Hurlbut

                   *
- -----------------------------------      Director                                          August 7, 1996
            Donald C. Beaver


         /s/ RONALD W. FLEMING
- -----------------------------------      Controller (Principal Accounting Officer)         August 7, 1996
           Ronald W. Fleming

*By:  /s/ SUSAN THOMAS WHITTLE
     ------------------------------
         Susan Thomas Whittle
         Attorney-in-Fact

                               INDEX TO EXHIBITS

                                                                                                SEQUENTIAL
                                                                                                ----------
                                                                                                   PAGE
                                                                                                   ----
   EXHIBIT NO.                             DESCRIPTION                                            NUMBER*
   -----------                             -----------                                            -------
       4.1        Restated Certificate of Incorporation of the Company, as amended.
        5         Opinion of Susan Thomas Whittle, General Counsel of the
                  Company.
      10.1        Living Centers  of America, Inc.  1992 Stock  Option Plan, as
                  amended and restated.
      23.1        Consent of Ernst & Young LLP.
      23.2        Consent of Susan Thomas Whittle (included in Exhibit 5).
      24.1        Power of Attorney of Edward L. Kuntz.
      24.2        Power of Attorney of Leroy D. Williams.
      24.3        Power of Attorney of Roger J. Bulger.
      24.4        Power of Attorney of Eddy J. Rogers, Jr.
      24.5        Power of Attorney of Roger H. Hurlbut.
      24.6        Power of Attorney of Donald C. Beaver.

- -------------------
* Included in manually signed original only.